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INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR                                     DEPARTMENT OF THE TREASURY
915 SECOND AVENUE, MS 510
SEATTLE, WA 98174
                                         Employer Identification Number:
DATE:  MARCH 28, 1996                          94-1190862
                                         File Folder Number:
TAB PRODUCTS Co.                               771000949
C/O PENNY HOWE GALLO, C/O GRAY CARY      Person to contact:
WARE & FREIDENRICH                             WAYNE LUNCEFORD
400 HAMILTON AVENUE                      Contact Telephone Number:
PALO ALTO, CA 94301                            (206) 220-6080
                                         Plan Name:
                                           TAB PRODUCTS CO.
                                           TAX DEFERRED SAVINGS PLAN
                                         Plan Number: 001

                                         RECEIVED
                                         APR 1 - 1996
                                         GRAY CARY
                                         WARE & FREIDENRICH

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on 5-25-95.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4) -4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round

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                                      -2-

TAB PRODUCTS CO.

Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                     Sincerely yours,

                                                     /s/ Richard R. Orosco

                                                     Richard R. Orosco
                                                     District Director

Enclosures:
Publication 794
Addendum

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                                      -3-

TAB PRODUCTS CO.


This plan also satisfies the requirements of Code section 401(k).

This plan does not provide for contributions on behalf of participants with less than one thousand hours of service during the plan year and/or does not provide for contributions on behalf of participants not employed on the last day of the plan year. The provision(s) may, in operation, cause this plan to fail the coverage requirements of IRC 410(b) and/or the participation requirements of IRC 401(a)(26). If this discrimination occurs, this plan will not remain qualified.